ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070133212-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/26/2007 1:30 PM
	Entity Number E0132232006-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WOLVERINE EXPLORATION INC.

2. The articles have been amended as follows (provide article numbers, if available):

THE FOURTH ARTICLE IS AMENDED TO READ AS FOLLOWS:

THE TOTAL NUMBER OF COMMON STOCK AUTHORIZED THAT MAY BE ISSUED BY THE CORPORATION IS TWO HUNDRED MILLION (200,000,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF ONE TENTH OF ONE CENT ($0.001) PER SHARE AND NO OTHER CLASS OF STOCK SHALL BE AUTHORIZED. THE CORPORATION MAY ISSUE SAID SHARES FOR SUCH CONSIDERATION AS THE BOARD OF DIRECTORS MAY FIX.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required

RESOLUTION OF THE SOLE DIRECTOR OF WOLVERINE EXPLORATION INC. (the "Corporation") EFFECTIVE THE 23rd DAY OF FEBRUARY, 2007.

INCREASE OF AUTHORIZED COMMON STOCK